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                                                                       EXHIBIT 1

          $100,000,000 of 7.25% Convertible Subordinated Notes Due 2003



                            RAC FINANCIAL GROUP, INC.



                               PURCHASE AGREEMENT

                                                  August 14, 1996

BEAR, STEARNS & CO. INC.
     as Representative of the
     several Initial Purchasers named in
     Schedule I hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167

Dear Sirs:

          RAC Financial Group, Inc., a corporation organized and existing under the laws of Nevada (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Bear, Stearns & Co. Inc., ("Bear Stearns" or the "Representative"), Prudential Securities Incorporated and Keefe Bruyette & Woods, Inc. (collectively, the "Initial Purchasers") an aggregate of $100,000,000 of its 7.25% Convertible Subordinated Notes Due 2003 (the "Firm Notes"). In addition, the Company proposes to grant to the Initial Purchasers an option, for the sole purpose of covering over-allotments in connection with the sale of the Firm Notes, to purchase up to an additional $15,000,000 of Notes (the "Optional Notes") as provided in
Section 2 below. The Firm Notes and any Optional Notes purchased by the Initial Purchasers are referred to herein as the "Notes".

          The Notes are to be issued pursuant to an indenture to be dated as of August 20, 1996 (the "Indenture") between the Company and Bank One, Texas, N.A., as trustee (the "Trustee"), and will be convertible into shares of the Company's common

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stock, par value $0.01 per share (the "Common Stock"), on the terms set forth therein. The holders of the Notes will be entitled to certain registration rights provided under a Note Resale Registration Rights Agreement to be dated as of August 20, 1996 (the "Registration Rights Agreement") between the Company and the Initial Purchasers.

          The Company has prepared a preliminary offering circular dated August 5, 1996 (the "Preliminary Offering Circular") and a final offering circular dated August 14, 1996 (as supplemented from time to time with the written consent of the Company and Bear Stearns, the "Offering Circular") with respect to the offering of the Notes contemplated by this Agreement (the "Offering").

          The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being sold in reliance on exemptions from or in transactions not subject to the registration requirements of the Securities Act, including sales (i) made in the United States to (a) "qualified institutional buyers" as defined in, and in reliance on, Rule 144A under the Securities Act ("Rule 144A") and (b) to institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act ("Regulation D")and (ii) made outside the United States in reliance on Regulation S under the Securities Act ("Regulation S").

          1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Representative and each of the Initial Purchasers that:

          (a) The Offering Circular, as of the date hereof, and as of the Closing Date (as hereinafter defined) and as of any Additional Closing Date (as hereinafter defined), if any, is and will be accurate in all material respects, does not and will not contain an untrue statement of a material fact and does not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Preliminary Offering Circular, as of the date thereof, was accurate in all material respects, did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. No representation and warranty is made in this Section 1(a), however, with respect to any information contained in or omitted

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from the Preliminary Offering Circular or the Offering Circular or any
amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by Bear Stearns expressly for use in connection with the preparation thereof.

          (b) Ernst & Young LLP ("E&Y"), who have certified (i) the consolidated balance sheets of the Company as of September 30, 1994 and 1995 and June 30, 1996, the related consolidated statements of income and cash flows for each of the three years in the period ended September 30, 1995 and each of the nine month periods ended June 30, 1995 and 1996, and the related consolidated statements of stockholders' equity for each of the three years in the period ended September 30, 1995 and the nine month period ended June 30, 1996, and (ii) the balance sheet of FirstPlus Financial, Inc., formerly Remodelers National Funding Corp., a corporation organized and existing under the laws of Texas ("FPF"), as of September 30, 1994, and the related statements of operations, stockholders' equity and cash flows for the nine-month period then ended, in each case included in the Offering Circular, are independent public accountants as required by the Securities Act of 1933, as amended (the "Act") and the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated under the Act (the "Regulations"). Scott & Holloway, LLP ("S&H"), who have certified the balance sheet of First Security Mortgage Corporation, a corporation organized and existing under the laws of South Carolina ("FSMC"), as of December 31, 1994 and the related statements of operations, changes in shareholders' equity and cash flows of FSMC for the year then ended, included in the Offering Circular, are independent public accountants as required by the Act and the Regulations.

          (c) Subsequent to the respective dates as of which information is given in the Offering Circular, except as set forth in the Offering Circular, there has been no material adverse change, nor any development involving a prospective material adverse change, in the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Offering Circular, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations that are disclosed in the Offering Circular.

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          (d)  This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except, in the case of enforceability, as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity relating to the availability of remedies and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. This Agreement conforms in all material respects to the description hereof contained in the Offering Circular.

          (e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Notes and the Registration Rights Agreement (collectively, the "Transaction Agreements"), and to consummate the transactions contemplated hereby and thereby, including (without limitation) (i) the issuance, sale and delivery of the Notes hereunder and (ii) the filing of the Registration Statement and consummation of the Exchange Offer under and as defined in the Registration Rights Agreement.

          (f) The execution, delivery, and performance of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound, (ii) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets or (iii) require any consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets

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(collectively, "Licenses"), except, in the case of clause (iii), for any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as have been obtained or as may be required under state securities or Blue Sky laws or the securities laws of any jurisdiction outside the United States in connection with the purchase and distribution of the Notes by the Initial Purchasers.

          (g) All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Company had, at June 30, 1996, an authorized and outstanding capitalization as set forth in the Offering Circular. The capital stock of the Company conforms in all material respects to the descriptions thereof contained in the Offering Circular.

          (h) Each of the Company and its subsidiaries (i) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not have a material adverse effect, singly or in the aggregate, on the business, prospects, properties, operations, condition (financial or other), or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect") and (iii) has all requisite power and authority, and all necessary Licenses, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Offering Circular, except in such case where the failure to have such Licenses will not have a Material Adverse Effect, and no such License contains a materially burdensome restriction not adequately disclosed in the Offering Circular. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such License which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have resulted in a Material Adverse Effect, except as described in or contemplated by the Prospectus.

          (i) The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, were not issued and are not now in violation of or subject to any preemptive rights

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and are owned of record and beneficially, directly or indirectly, by the
Company free and clear of any security interest (other than the security interest in such capital stock held by BOCP II, Limited Liability Company ("BOCP II"), Banc One Capital Partners V, Ltd. ("BOCP V") and Farm Bureau Life Insurance Company ("FBLIC") pursuant to the Security Agreement-Pledge of Common Stock dated as of March 31, 1995), lien, claim, encumbrance, security interest, restriction on transfer, shareholders' agreement, voting trust or other preferential arrangement or defect of title whatsoever.

          (j) Except as described in the Offering Circular, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that (i) would have a Material Adverse Effect or would result in any development involving a Material Adverse Effect or (ii) is required to be disclosed in the Offering Circular.

          (k) Neither the Company nor any of its subsidiaries, nor any of their respective officers or directors has taken and none of them will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes or the Common Stock to facilitate the sale or resale of the Notes or the Common Stock.

          (l) The financial statements, including the notes thereto, included in the Offering Circular, present fairly the financial position of the Company, FPF and FSMC, respectively, as of the dates indicated and the results of their respective operations for the periods specified, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire periods presented, except as otherwise disclosed therein. The selected financial data for the Company set forth under the captions "Summary--Summary Financial Information" and Selected Financial Data" in the Offering Circular have been prepared on a basis consistent with the financial statements of the Company. No other financial statements of the Company or any other entity are required by the Act or the Rules and Regulations to be included in the Offering Circular.
The pro forma financial information included in the Offering Circular has been prepared in accordance with the applicable requirements of Rule 3-05 and
Article 11 of Regulation S-X, and the assumptions used in the preparation thereof are, in the opinion of the Company, reasonable.

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          (m)   The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

          (n) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is threatened or imminent that would have a Material Adverse Effect, except as described in or contemplated by the Offering Circular.

          (o) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information, including, but not limited to, "FIRSTPLUS FINANCIAL", "Buster Plus", "Debt Buster", and "You don't need equity, you just need a phone", currently employed by them in connection with their respective businesses, and neither the Company nor any such subsidiary has received any written notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in or contemplated by the Offering Circular.

          (p) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Offering Circular.

          (q) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Offering Circular.

          (r) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has

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requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Offering Circular.

          (s) Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to their respective lending activities, including, without limitation, rules and regulations of the Federal Housing Authority and applicable banking laws, rules and regulations, except for any such violation of law or regulation which would not have a Material Adverse Effect or which is described in or contemplated by the Offering Circular.

          (t) Except for the shares of capital stock of each of the subsidiaries owned by the Company and its other subsidiaries, neither the Company nor any such subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Offering Circular.

          (u) No event has occurred that will (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, License or permit to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound, except for such conflicts, breaches or defaults which would not have a Material Adverse Effect, or (ii) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

          (v) Each certificate signed by any officer of the Company and delivered to the Initial Purchasers or counsel for the Initial Purchasers shall be deemed to be a representation and

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warranty by the Company, and not by such officer in an individual capacity, to each Initial Purchasers as to the matters covered thereby.

          (w) The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company and the Trustee, will have been duly and validly executed and delivered and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except, in the case of enforceability, as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity relating to the availability of remedies. The Indenture conforms in all material respects to the description thereof contained in the Offering Circular.

          (x) The Notes have been duly and validly authorized by the Company and, when authenticated by the Trustee and issued, sold and delivered in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except, in the case of enforceability, as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity relating to the availability of remedies. The Notes conform in all material respects to the description thereof contained in the Offering Circular.

          (y) The Registration Rights Agreement and the transactions contemplated therein have been duly and validly authorized by the Company. The Registration Rights Agreement, when executed and delivered by the Company and the Initial Purchaser, will have been duly and validly executed and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except, in the case of enforceability, as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity relating to the availability of remedies and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Registration Rights Agreement conforms in all material

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respects to the description thereof contained in the Offering Circular.

          (z) The Company and its subsidiaries are in compliance, and have complied at all times during the past five (5) years, and all transactions involving the issuance, offer, placement and sale, pursuant to the terms of the Transaction Agreements, of the Notes comply, in all material respects, with all applicable federal, state and local statutes, codes, ordinances, rules and regulations of the United States (the "Laws") to the extent applicable. Neither the Company nor any of its subsidiaries has received notice within the past five (5) years of any violations of any Laws that would have a Material Adverse Effect or would result in any development involving a Material Adverse Effect.

          (aa) The Notes, when issued, delivered and sold in accordance with this Agreement, will be fully paid and nonassessable, will not have been issued in violation of or be subject to any preemptive or similar rights and, except as otherwise set forth in the Offering Circular and Article XV (Subordination) of the Indenture, will rank PARI PASSU in right of payment with all of the Company's other unsecured and unsubordinated indebtedness for borrowed money. No event has occurred nor has any circumstance arisen which, had the Notes already been issued, would constitute a default or Event of Default (as such terms are defined in the Indenture).

          (bb) (i) None of the Company, any of its affiliates (as defined in Rule 501(b) under the Securities Act) nor any person acting on behalf of any such person (excluding the Initial Purchasers and their respective affiliates, as to which no representation is made) has engaged in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Notes and (ii) each of the Company, its affiliates and each person acting on behalf of any of them (other than the Initial Purchasers and their respective affiliates, as to which no representation made) has complied with the offering restrictions requirement of Regulation S.

          (cc) None of the Company, any of its affiliates, nor any person acting on behalf of any of them (excluding the Initial Purchasers and their respective affiliates, as to which no representation is made) has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as such term is defined in the Securities Act) that is or may be integrated with the sale of the Notes in a manner that would require registration under the Securities Act.

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          (dd) The Notes are eligible for resale pursuant to Rule 144A and, when issued, will not be of the same class as any securities listed on a national securities exchange registered under section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system.

          (ee) The Company is subject to Section 13 or 15(d) of the Exchange Act and is in compliance with the provisions of such Section.

          (ff) Subject to compliance by the Initial Purchasers with the procedures set forth in Section 3 hereof, it is not necessary, in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement and the Offering Circular, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (gg) The shares of Common Stock issuable upon conversion of the Notes have been duly authorized and, when issued in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable, will conform in all material respects to the description thereof contained in the Offering Circular and will not have been issued in violation of or be subject to any preemptive rights. The shares of Common Stock issuable on conversion of the Notes at the initial conversion price set forth in the Indenture have been reserved for issuance and no further approval or authority of the stockholders or the Board of Directors of the Company will be required for such issuance of Common Stock.

     2.   PURCHASE, SALE AND DELIVERY OF THE NOTES.

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers, severally and not jointly, agree to purchase from the Company, the principal amount of the Notes set forth opposite their respective names in Schedule I hereto at a purchase price equal to 97% of such principal amount. Payment of the purchase price for, and delivery of, the Notes will be made at the offices of Bear Stearns, 245 Park Avenue, New York, NY 10167 at 9:30 a.m. (New York City time) on August 20, 1996, unless postponed in accordance with Section 9 hereof, or such other time and date as may be mutually agreed in writing between you and the Company

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(the time and date of such payment and delivery being herein called the
"Closing Date").

          (b) In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the Initial Purchasers the option to purchase, severally and not jointly, up to U.S. $15,000,000 in principal amount of Optional Notes, for the sole purpose of covering over-allotments in the sale of Firm Notes by the Initial Purchaser, at the same purchase price to be paid by the Initial Purchasers to the Company for the Firm Notes as set forth in Section 2(a). This option may be exercised at any time, in whole or in part, on or before the 30th day following the date of the Offering Circular, by written notice by Bear Stearns on behalf of the Initial Purchasers to the Company. Such notice shall set forth the aggregate principal amount of Optional Notes to be purchased pursuant to the option and the date and time, as reasonably determined by Bear Stearns, when the Optional Notes are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); PROVIDED that the Additional Closing Date shall not be earlier than
(x) the Closing Date or (y) the second full business day after the date on which the option shall have been exercised, nor later than the eighth full business day after the date on which the option shall have been exercised (unless such date and time are postponed in accordance with Section 9 hereof). The principal amount of the Optional Notes to be sold to each Initial Purchasers shall be that principal amount which bears the same ratio to the aggregate principal amount of Optional Notes being purchased as the principal amount of Firm Notes set forth opposite the name of such Initial Purchasers in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate principal amount of Firm Notes, subject to such adjustments to eliminate fractional amounts as Bear Stearns in its sole discretion may make.

          (c) At or prior to the Closing Date and any Additional Closing Date hereunder, the Company shall execute and deliver to the Trustee for authentication (i) the Notes to be purchased and sold on such date and shall deposit such Notes with the Trustee as custodian for the Depositary Trust Company ("DTC") for the account or accounts of participants in DTC (including Euroclear and CEDEL, as the case may be) purchasing beneficial interests therein and/or (ii) one or more certificates in global or definitive form in such denominations and registered in such names as the Initial Purchasers request upon notice to the Company at least two business days prior to such date. Against

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delivery of the Notes to DTC and Bear Stearns for the respective accounts of the Initial Purchasers, the Initial Purchasers shall pay or cause to be paid to the Company the purchase price for such Notes by certified or official bank check or checks, in New York Clearing House or similar same day funds, payable to the order of the Company. Certificates evidencing the Notes shall be registered in such name or names and in such authorized denominations as Bear Stearns may request in writing at least two full business days prior to the Closing Date or applicable Additional Closing Date, as the case may be, the name of Cede & Co. as nominee for DTC. The Company will permit you to inspect such certificates at the offices of Bear Stearns, 245 Park Avenue, New York, NY 10167 at least one full business day prior to the Closing Date and each Additional Closing Date.

     3. SUBSEQUENT OFFERS AND RESALES OF THE NOTES. The Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Notes:

          (a) Each Initial Purchaser has advised the Company and Bear Stearns that it proposes to offer the Notes for resale upon the terms and conditions set forth in this Agreement and the Offering Circular. The Notes have not been and will not be registered under the Securities Act. Each Initial Purchaser agrees that it will not take, and acknowledges that the Company has not taken, any action that would permit a public offering of the Notes in any jurisdiction and further agrees that, with respect to the offer or sale of any Notes or the delivery or distribution of any Offering Circular, it will comply with applicable laws and regulations in such jurisdictions or to which it is otherwise subject.

          (b) Each Initial Purchaser represents and warrants that (i) it is a "qualified institutional buyer" within the meaning of Rule 144A or an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and (ii) that neither it nor any of its affiliates nor any person acting on behalf of any such person has engaged in any general solicitation or general advertising, as such terms are defined in Rule 502(c) under the Securities Act, in connection with the offer or sale of the Notes.

          (c) In connection with sales outside the United States, each Initial Purchaser agrees that it will not offer, sell or deliver Notes (i) as part of the distribution thereof at any time or (ii) otherwise until 40 days after completion of the distribution, as determined by Bear Stearns, to or for the

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account or benefit of U.S. persons (as defined in Regulation S). Each Initial
Purchaser confirms that neither it nor its affiliates nor any person acting on behalf of any such person has engaged in any "directed selling efforts"
(as such term is defined in Regulation S) with respect to the Notes and that it and each such other person has complied with the offering restrictions requirement of Regulation S with respect to the Notes.

          (d) Each of the Initial Purchasers acknowledges and agrees that it has not and will not offer, sell or deliver the Notes in the United States or to or for the account of any U.S. Person other than (i) distributors (as defined in Regulation S), (ii) institutional buyers that are reasonably believed to be "qualified institutional buyers" (as defined in Rule 144A) and
(iii) investors that are reasonably believed to be "accredited investors" (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act.

          (e) Each of the Initial Purchasers has advised the Company and Bear Stearns that, prior to the confirmation of sale of any Notes, it will have sent to each dealer, distributor or person receiving a selling concession fee or other remuneration that purchases any Notes from it during the restricted period a confirmation or notice substantially to the following effect:

     "The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the completion of the distribution of the Notes, as determined by Bear Stearns & Co. Inc., except in accordance with Regulation S or Rule 144A or Regulation D under the Securities Act."

          (f)   Each Initial Purchaser represents, warrants and agrees that
(i) it has not offered or sold and prior to the expiration of six months from the Closing Date will not offer or sell Notes to persons in the United Kingdom, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as principal or agent) for the purposes of their business or otherwise in circumstances which will not result in an offer to the public within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Public Offers of Securities

Regulations and the Financial Services Act of 1986 with respect to anything done by it in relation to the Notes in, from, or otherwise involving the United Kingdom, and (iii) it has only issued or passed on and will only issue or pass on, to any person in the United Kingdom any documents received by it in connection with the issue of the Notes if the person is of a kind described in Article 11(c) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the documents may otherwise lawfully be issued or passed on.

          (g) Each Initial Purchaser represents, warrants and agrees that it has not offered or sold and will not offer or sell any Notes directly or indirectly (i) in Japan or to any resident of Japan except (A) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (B) in compliance with any applicable requirements of Japanese law or (ii) in any province of Canada except in compliance with all requirements of applicable Canadian securities laws.

     4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Representative and each of the Initial Purchasers that:

          (a) If at any time prior to the Closing Date or any Additional Closing Date any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would in the judgment of any of the Initial Purchasers or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will notify the Representative promptly and prepare and deliver to the Representative on behalf of the Initial Purchasers an amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission.

          (b) The Company will promptly deliver to the Representative on behalf of the Initial Purchasers such number of copies of the Offering Circular and all amendments of and supplements thereto as the Representative on behalf of the Initial Purchasers may reasonably request.

          (c) The Company will endeavor in good faith, in cooperation with the Representative to qualify the Notes for offering and sale under the securities and legal investment laws relating to the offering or sale of the Notes of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

          (d) During the period of 90 days from the date of the Agreement, the Company will not, without the prior written consent of the Representative, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any capital stock of the Company (or any securities convertible into, exercisable for or exchangeable for capital stock of the Company) or any rights to acquire capital stock of the Company, other than (i) the Company's sale of Notes hereunder, (ii) the Company's issuance of capital stock upon the (a) exercise of presently outstanding stock options or warrants or (b) conversion of Notes and (iii) in respect of investments in, acquisitions of, or mergers or combinations with other companies, up to a maximum of 1,000,000 shares of Common Stock. The Company will cause each of its executive officers and directors and such of its shareholders as have been heretofore designated by you and listed on Schedule II attached hereto to agree with you that, during the period from 90 days from the date of the Agreement (and one year with respect 1.2 million shares of Common Stock owned by Farm Bureau Life Insurance Company), they will not engage in any of the aforementioned transactions on their own behalf other than exercises of outstanding stock options.

          (e) During the period from the Closing Date until three years after the Closing Date, the Company and its subsidiaries will not, and will not permit any of their "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by them, except for Notes purchased by the Company and its subsidiaries or any of their affiliates and resold in a transaction registered under the Securities Act.

          (f) The Company will apply the proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Offering Circular.

          (g) The Company will use its best efforts to cause (i) the Notes to be approved for quotation in the Private Offerings, Resales and Trading through Automated Linkage ("PORTAL") market in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market, and (ii) within 60 days from the latest date of original issuance of the Notes, the Common Stock issuable upon conversion thereof to be listed for quotation on the Nasdaq National Market.

          (h) None of the Company, its subsidiaries or affiliates or any person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (i) None of the Company, its subsidiaries or affiliates or any person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Notes in a manner that would require the registration of the Notes under the Securities Act.

          (j) None of the Company, its subsidiaries or affiliates or any person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes sold pursuant to Regulation S, and the Company and their affiliates and each person acting on their behalf (other than the Initial Purchasers and their respective affiliates, as to which no representation is made) will comply with the offering restrictions of Regulation S with respect to those Notes sold pursuant thereto.

          (k) The Company will cooperate with the Initial Purchasers in arranging for the Notes to be accepted for clearance and settlement through Euroclear, CEDEL and DTC.

          (l) Each of the Notes will bear the legend contained in "Transfer Restrictions" in the Offering Circular for the time period and upon the other terms stated therein, except after the Notes are resold pursuant to a registration statement effective under the Securities Act.

          (m) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Notes or the shares of Common Stock to facilitate the sale or resale of any of the Notes.

     5. PAYMENT OF EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Preliminary Offering Circular, the Offering Circular and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement and the other Transaction Agreements and any related agreement among underwriters, intersyndicate agreement and the selling agreement) and all other documents related to the offering of the Notes (including those supplied to the Initial Purchasers in quantities provided for herein), (ii) the issuance, transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the qualification of the Notes under state or foreign legal investment, securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of Stroock & Stroock & Lavan ("Counsel for the Initial Purchasers") and such counsel's disbursements in relation thereto, (iv) the cost of printing the Notes, (v) the cost and charges of any transfer agent, registrar, trustee or fiscal paying agent and (vii) the costs and charges of DTC, Euroclear and CEDEL.

     6. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers to purchase and pay for the Firm Notes and the Optional Notes, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date and any Additional Closing Date, if different), to the absence from any certificates, opinions, written statements or letters furnished to you or to Counsel for the Initial Purchasers pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) At the Closing Date you shall have received the opinion of Jenkens & Gilchrist, a professional corporation, counsel for the Company, dated the Closing Date addressed to the Initial Purchasers and in form and substance satisfactory to Counsel for the Initial Purchasers, to the effect that:

               (i) Each of the Company and its subsidiaries (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; (B) is duly qualified and in good standing as a foreign corporation in each jurisdiction where the Company has certified to such counsel that it owns, leases or licenses properties, maintains employees or conducts business, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole; and (C) has all requisite power and authority to own, lease, license and operate its properties and conduct its business as now being conducted and as described in the Offering Circular. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and was not issued in violation of any statutory preemptive rights or, to such counsel's knowledge, contractual preemptive rights and is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, security interest (other than the security interest in such capital stock held by BOCP II, BOCP V and FBLIC pursuant to the Security Agreement-Pledge of Common Stock dated as of March 31, 1995), or, to such counsel's knowledge, any claim, restriction on transfer, shareholders' agreement, voting trust agreement or other defect of title whatsoever.

               (ii) The authorized capital stock of the Company is as set forth in the Offering Circular. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any statutory preemptive rights or, to such counsel's knowledge, contractual preemptive rights. The shares of Common Stock issuable upon conversion of the Notes have been duly authorized by the Company and, when issued and delivered upon such conversion in accordance with the terms and provisions of the Notes and the Indenture (assuming payment for and delivery of the Notes in accordance with the Purchase Agreement), will be validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any statutory preemptive rights or, to such counsel's knowledge, contractual preemptive rights. The shares of Common Stock issuable on conversion of the Notes at the initial conversion price set forth therein and in the Indenture have been reserved for issuance and no further approval or authority of the stockholders or the Board of

      Directors of the Company will be required for such issuance of Common Stock.

               (iii) To such counsel's knowledge, there is no legal or governmental suit or proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or threatened against the Company or any of its subsidiaries or their business or properties, which is of a character required to be disclosed in the Offering Circular that has not been properly disclosed therein.

               (iv) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Indenture, the Notes and the Registration Rights Agreement, and to consummate the transactions contemplated hereby and thereby, including (without limitation) (A) the issuance, sale and delivery of the Notes hereunder and (B) the filing of the Registration Statement and Consummation of the Exchange Offer under and as defined in the Registration Rights Agreement.

               (v) This Agreement and each of the other Transaction Agreements, and the transactions contemplated herein and therein, have been duly and validly authorized by the Company. This Agreement and each of the other Transaction Agreements have been duly and validly executed and delivered by the Company.

               (vi) The execution, delivery, and performance of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material agreement, instrument, franchise, license or permit certified to such counsel by an officer of the Company to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound, (B) violate or conflict with any provision of the certificate of incorporation or bylaws of the Company or any of its subsidiaries or any statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets or, to the knowledge of such counsel, any judgment, decree or order of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, or (C) to such counsel's knowledge, require any consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except (in the case of clause
     (C) above) for any such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as have been made or obtained in as may be required under state securities or Blue Sky laws or the securities laws of any jurisdiction outside the United States in connection with the purchase and distribution of the Notes by the Initial Purchasers (as to which such counsel need express no opinion).

               (vii) The Notes have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any statutory preemptive rights and, to such counsel's knowledge, contractual preemptive rights, except as otherwise set forth in the Offering Circular and Article XV (Subordination) of the Indenture, will rank PARI PASSU in right of payment with all of the Company's other unsecured and unsubordinated indebtedness for borrowed money.

               (viii) The information in the Offering Circular under the headings "Description of the Notes" and "Description of Capital Stock", to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is a correct summary in all material respects.

               (ix) The information in the Offering Circular under the heading "Certain Tax Considerations" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is a correct summary in all material respects.

               (x) The information in the Offering Circular under the heading "Transfer Restrictions", insofar as it purports to summarize matters of United States federal law, is a correct summary in all material respects.

               (xi) Based, in part, upon the representations, warranties and covenants of the Initial Purchasers contained herein and upon the letters delivered by accredited investors in the form of Annex A to the Offering Circular, it is not necessary in connection with (a) the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Circular or (b) the initial resale of the Notes by the Initial Purchasers in the manner contemplated in the Purchase Agreement and the Offering Circular to (i) register the Notes under the Securities Act, it being understood that no opinion need be expressed as to any subsequent resale of any Note, or
     (ii) qualify the Indenture under the Trust Indenture Act of 1939, as amended.

               (xii) To such counsel's knowledge, other than as disclosed in the Offering Circular, no holders of securities of the Company have rights which have not been satisfied or waived to the registration of shares of capital stock or other securities of the Company because of the filing of the Shelf Registration Statement or the New Notes Registration Statement (as such terms are defined in the Offering Circular) by the Company or the respective offerings contemplated thereby.

               In addition, such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Initial Purchasers at which the contents of the Offering Circular and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for and has not verified the accuracy, completeness or fairness of the statements contained in the Offering Circular, and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided by officers and other representatives of the Company), no facts have come to the attention of such counsel that lead such counsel to believe that the Offering Circular contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial and statistical data included therein).

In rendering such opinion, such counsel may rely (x) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Counsel for the Initial Purchasers) of other counsel reasonably acceptable to Counsel for the Initial Purchasers, familiar with the applicable laws; (y) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Counsel for the Initial Purchasers. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

          (b) All proceedings taken in connection with the sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to you and to Counsel for the Initial Purchasers, and the Initial Purchasers shall have received from said Counsel for the Initial Purchasers a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Notes, the Offering Circular and such other related matters as you may reasonably require, and the Company shall have furnished to Counsel for the Initial Purchasers such documents as they request for the purpose of enabling them to pass upon such matters.

          (c) At the Closing Date you shall have received the opinion of Ronald M. Mankoff, General Counsel to the Company, dated the Closing date addressed to the Initial Purchasers and in form and substance satisfactory to Counsel for the Initial Purchasers, to the effect that each of the Company and its subsidiaries has obtained all Licenses as are necessary or required for the ownership, leasing and operation of its properties and the conduct of its business as now being conducted.

          (d) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in
Section 1 hereof are accurate, (ii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iii) subsequent to the respective dates as of which information is given in the Offering Circular, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business, prospects, properties, operations, condition (financial or other), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as disclosed in the Offering Circular.

          (e) At the time this Agreement is executed, you shall have received a letter from E&Y, independent public accountants for the Company and RNFC, dated as of the date of this Agreement (the "Original Letter") addressed to the Initial Purchasers and in form and substance satisfactory to you, to the effect that: (i) they are independent auditors with respect to the Company and RNFC under Rule 101 of the American Independent Certified Public Accountants Code of Professional Conduct (the "AICPA CPR"), and its interpretations and rulings; (ii) on the basis of procedures, not constituting an examination in accordance with generally accepted auditing standards, set forth in detail in the Original Letter, a reading of the minutes of meetings and consents of the shareholders and boards of directors of the Company and the committees of such board subsequent to June 30, 1996, inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to June 30, 1996 and other procedures and inquiries as may be specified in the Original Letter to a date not more than five days prior to the date of the Original Letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited pro forma financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; (B) there have been any changes in the capital stock, warehouse financing facilities, term line, notes payable, subordinated notes payable to affiliates or other debt or indebtedness of the Company or decreases in total assets, excess servicing receivable or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Offering Circular, except for changes or decreases which the Offering Circular disclose have occurred or may occur or which are set forth in the Original Letter; and (C) for the periods from the date of the latest financial statements included in the Prospectus to a date not more than five days prior to the date of the Original Letter, there were any decreases, as compared with the corresponding period in the prior fiscal year, in gain on sale of loans, net, total revenues, or total or per share net income, except for decreases which the Offering Circular disclose have occurred or may occur or which are set forth in the Original Letter; and (iii) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company and its subsidiaries set forth in the Offering Circular, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting, financial or other records of the Company and its subsidiaries or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement. At the Closing Date and, as to the Optional Notes, the Additional Closing Date, E&Y shall have furnished to you a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date or the Additional Closing Date, as the case may be, which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date or the Additional Closing Date, as the case may be.

          (f) At the time this Agreement is executed, you shall have received a letter from S&H, independent public accountants for FSMC, dated as of the date of this Agreement (the "Original S&H Letter") addressed to the Initial Purchasers and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to under Rule 101 of the AICPA CPR, and its interpretations and rulings;

(ii) stating that, in their opinion, the financial statements of FSMC, included in the Offering Circular and covered by their opinion therein, comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures, not constituting an examination in accordance with generally accepted auditing standards, set forth in detail in the Original S&H Letter, including the procedures specified by the American Institute of Certified Public Accounts as described in SAS 71, INTERIM FINANCIAL INFORMATION, and other procedures and inquiries as may be specified in the Original S&H Letter, nothing has come to their attention that would cause them to believe that the unaudited financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules or are not fairly presented in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Offering Circular; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to FSMC and its subsidiary set forth in the Offering Circular, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting, financial or other records of FSMC and its subsidiary or from schedules furnished by FSMC, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement. At the Closing Date and, as to the Optional Notes, the Additional Closing Date, S&H shall have furnished to you a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original S&H Letter, that nothing has come to their attention during the period from the date of the Original S&H Letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date or the Additional Closing Date, as the case may be, which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date or the Option Closing Date, as the case may be.

          (g) At the time this Agreement is executed, you shall have received a letter from McGladrey & Pullen ("M&P"), independent public accountants for FPF, dated as of the date of this Agreement (the "Original M&P Letter") addressed to the

Initial Purchasers and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to FPF, within the meaning of the Act and the Regulations; and (ii) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to FPF set forth in the Offering Circular, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting, financial or other records of FPF or from schedules furnished by FPF, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

          (h) Prior to the Closing Date the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

          (i) You shall have received from each person who is a director or executive officer of the Company or the shareholders of the Company listed on Schedule II hereto an agreement to the effect that such person will not, directly or indirectly, without your prior written consent, offer, sell, offer or agree to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of capital stock of the Company (or any securities convertible into, exercisable for or exchangeable or exercisable for shares of capital stock of the Company) for a period of 90 days (and one year with respect 1.2 million shares of Common Stock owned by Farm Bureau Life Insurance Company) after the date of the Agreement, except for the exercise of outstanding options or warrants.

          (j) At the Closing Date, the Notes shall have been approved for quotation in the PORTAL market.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Counsel for the Initial Purchasers pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to Bear Stearns and to Counsel for the Initial Purchasers, all obligations of the Initial Purchasers hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Initial Purchasers to purchase the Optional Notes may be canceled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

     7.   INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular or any related preliminary Offering Circular or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through Bear Stearns expressly for use therein; PROVIDED, FURTHER, that such indemnity with respect to any preliminary Offering Circular shall not inure to the benefit of any Initial Purchaser (or any person controlling such Initial Purchaser) from whom the person asserting any such loss, claim, damage, liability or action purchased the Notes which are the subject thereof to the extent that any such loss, liability, claim, damage or expense (i) results from the fact that such Initial Purchaser failed to send or give a copy of the Offering Circular (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Notes to such person and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such preliminary Offering Circular that was corrected in the Offering Circular (or any amendment or supplement thereto), unless such failure to deliver the Offering Circular (as amended or supplemented) was the result of noncompliance by the Company with
Section 4(a) or 4(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

          (b) Each Initial Purchaser severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or any related preliminary Offering Circular, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through Bear Stearns expressly for use therein; PROVIDED, HOWEVER, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discount or commission applicable to the Notes purchased by such Initial Purchaser hereunder. This indemnity will be in addition to any liability which any Initial Purchaser may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page, in the last paragraph of page iii and in the second and seventh paragraphs under the caption "Plan of Distribution" in the Offering Circular constitute the only information furnished in writing by or on behalf of any Initial Purchaser through Bear Stearns expressly for use in the Offering Circular, any

Preliminary Offering Circular or in any amendment thereof or supplement thereto, as the case may be.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless
(i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

          8. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Initial Purchaser, who may also be liable for contribution, including persons who control the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, and officers and directors of the Company) as incurred to which the Company and one or more of the Initial Purchasers may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Initial Purchasers from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Initial Purchasers in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Initial Purchasers shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Company and (y) the discounts and commissions received by the Initial Purchasers respectively. The relative fault of the Company and of the Initial Purchasers shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the discount or commission applicable to the Notes purchased by such Initial Purchaser hereunder, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by it and sold in the Offering were offered to subsequent purchasers exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

          9. DEFAULT BY AN INITIAL PURCHASER. If one or more of the Initial Purchasers shall fail at the Closing Date to purchase the Notes which it is obligated to purchase under this Agreement (the "Defaulted Notes"), the non-defaulting Initial Purchaser(s) shall have the right, within 24 hours thereafter, to make arrangements for it or any other Initial Purchaser(s) to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Initial Purchaser(s) shall not have completed such arrangements within such 24-hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchaser(s).

     No action taken pursuant to this Section shall relieve any defaulting Initial Purchasers from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Initial Purchasers or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements.

          10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in
Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Initial Purchasers or any agent, representative or controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Initial Purchasers. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

          11.    TERMINATION.

               (a) Bear Stearns shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Initial Purchasers to purchase the Optional Notes at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in Bear Stearns' opinion will in the immediate future materially disrupt, the United States or international securities markets; or (B) if trading on the New York Stock Exchange or Nasdaq National Market shall have been suspended, or materially limited; or (C) if a banking moratorium has been declared by any United States federal or New York State authority or if any new restriction materially adversely affecting the distribution of the Notes or the Optional Notes, as the case may be, shall have become effective; or (D) if any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act); (E)(i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) in Bear Stearns' judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes or the Optional Notes, as the case may be, on the terms contemplated by the Offering Circular; or (F) if trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market.

               (b) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.


               (c) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 9 or 11(a) hereof), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and expenses of Counsel for the Initial Purchasers), incurred by the Initial Purchasers in connection herewith.

          12. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Initial Purchaser, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to it c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Steven L. Begleiter; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, RAC Financial Group, Inc., 1250 West Mockingbird Lane, Dallas, Texas 75247, Attention: General Counsel.

          13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers and the Company and the controlling persons, directors, officers, employees and agents referred to in
Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from any of the Initial Purchasers.

          14.  GOVERNING LAW.

               (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               (b) THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA SITTING IN THE CITY OF NEW YORK IN ANY ACTION PROCEEDING ARISING OUT OF OR

RELATING TO THIS AGREEMENT AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD IN ANY SUCH NEW YORK STATE OR FEDERAL COURT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING AND APPOINTS CT CORPORATION TRUST SYSTEM WITH AN OFFICE AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS AUTHORIZED AGENT UPON WHOM PROCESS MAY BE SERVED IN ANY ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT WHICH MAY BE INSTITUTED IN ANY SUCH COURT. THE COMPANY REPRESENTS AND WARRANTS THAT SUCH AGENT HAS AGREED TO ACT AS ITS AGENT FOR SERVICE OF PROCESS AND AGREES TO TAKE ANY AND ALL ACTIONS INCLUDING THE FILING OF ANY AND ALL DOCUMENTS OR INSTRUMENTS (INCLUDING THE APPOINTMENT OF ANY SUCCESSOR AGENT, AS NECESSARY) THAT MAY BE NECESSARY TO CONTINUE SUCH APPOINTMENT IN EFFECT. NOTHING HEREIN SHALL BE CONSTRUED TO PREVENT OR IMPAIR THE RIGHT OF ANY INITIAL PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER JURISDICTION.

If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                       Very truly yours,

                                       RAC FINANCIAL GROUP, INC.


                                       By ________________________
                                          Name:
                                          Title:


Accepted as of the date first above written

BEAR, STEARNS & CO. INC.


By ____________________________
   Name:
   Title:

On behalf of itself and the other
Initial Purchasers named in Schedule I hereto.

                                   SCHEDULE I


                                                          Number of Firm
Name of Initial Purchaser                              Notes to be Purchased
-------------------------                              ---------------------

Bear, Stearns & Co. Inc. ..............................     $45,000,000
Prudential Securities Incorporated.....................      45,000,000
Keefe Bruyette & Woods.................................      10,000,000



                              Total....................    $100,000,000

                                   SCHEDULE II


                               LOCK-UP AGREEMENTS


Ronald M. Mankoff

Mankoff Generation Trust

RJM Properties, Ltd.

Mankoff Irrevocable Trust

SFA Mortgage Company

Daniel T. Phillips

Phillips Partnership

Lenox Investment Corporation

Eric C. Green

G.B. Kline Residuary Trust

Gene O'Bryan

John Fitzgerald

Daniel J. Jessee

Paul Seegers

Sheldon I. Stein

Donald Rubin Children's Trust

Banc One Capital Holdings Corporation

Farm Bureau Life Insurance Company